UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                  April 4, 2008

                             SALON MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-26395               94-3228750
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
         incorporation)                                    Identification No.)

          101 Spear Street, Suite 203, San Francisco, California 94105
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (415) 645-9200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 - Entry into Material Definitive Agreements

On April 4, 2008, Salon Media Group, Inc. (the "Registrant" or the "Company") sold and issued convertible promissory notes ("Notes") in a financing transaction in which it raised gross proceeds of approximately $1,000,000 (the "Financing"). The terms of the Financing are set forth in the Note Purchase Agreement (the "Agreement") entered into between the Company and certain investors (the "Investors"). The Notes issued on April 4, 2008 may be convertible at a future date into common stock of the Company at a conversion price equal to $1.68. They bear interest at the rate of 7.5% per annum, payable semi-annually, in cash or in kind, and mature on March 31, 2012. The Company will use the funds raised for working capital and other general corporate purposes.

The Notes may convert at any time into shares of the Company's common stock. The number of shares of the Company's common stock to be issued upon conversion of Notes shall equal the aggregate amount of the Note obligations divided by (i) $1.68 or (ii) the Subsequent Closing Price (as defined therein) if the Holder participated in a subsequent Closing.

In the event the Company, at any time prior to the payment in full of the Notes, or conversion thereof, shall (a) issue and sell shares of its common or preferred stock or an instrument convertible into its common or preferred stock or (b) issue and sell debentures or enter into any new indebtedness (in either case a "Financing"), then the Holders of the first $1 million in principal of the Notes may choose to exchange the outstanding principal balance and accrued interest due under the Notes for new securities issued on the same terms and conditions of the Financing. If the Company completes a Financing in excess of $500,000, then this right of exchange will terminate 30 days following notice of such Financing being given to the Holders.

The Investors included Company director, Dr. John Warnock, and William Hambrecht, the father of Elizabeth Hambrecht, a director of the Company. Ms. Hambrecht served as Salon's CEO and President until September 13, 2007. Dr. Warnock and Mr. Hambrecht each invested $500,000.

The Notes have not been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or an applicable exemption from registration requirements.

The foregoing description is qualified in its entirety by reference to the Note Purchase Agreement and Form of Convertible Promissory Note, copies of which are filed herewith as Exhibits 10.37 and 10.38 respectively, and each of which are incorporated herein by reference.


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

Item 3.02 Unregistered Sales of Equity Securities.

     The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit
No.        Description
---        -----------

10.37      Note Purchase Agreement, dated as of April 4, 2008

10.38      Form of Convertible Promissory Note issued by the Company



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008
                                       SALON MEDIA GROUP, INC.
                                       Registrant


                                       By: /s/ Christopher Neimeth
                                           -----------------------
                                           Christopher Neimeth
                                           Chief Executive Officer

                                  Exhibit Index
Exhibit
No.        Description
---        -----------

10.37      Note Purchase Agreement, dated as of April 4, 2008

10.38      Form of Convertible Promissory Note issued by the Company